SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2006

UFP Technologies, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On June 8, 2006 the Board of Directors of UFP Technologies, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors, approved the grant, effective as of July 1, 2006, of restricted stock awards to certain executive officers of the Company as indicated below.  The grants of restricted stock awards were made under and pursuant to the Company’s 2003 Equity Incentive Plan.

	Number of Shares of Restricted Stock Granted (Not Subject to Performance Criteria)	Number of Shares of Restricted Stock Granted (Subject to Performance Criteria)	Number of Shares of Restricted Stock Granted (Subject to Performance Criteria)
Name and Title of Recipient of
Restricted Stock	“A”	“B”	“C”
R. Jeffrey Bailly, President and Chief Executive Officer	25,000	25,000	25,000
Ronald J. Lataille, Vice President, Treasurer and Chief Financial Officer	6,000	6,000	6,000
Richard LeSavoy, Vice President of Manufacturing	6,000	6,000	6,000
Mitchell Caplan, Vice President of Sales and Marketing	6,000	6,000	6,000
Daniel J. Shaw, Jr., Vice President of Product Development	5,000	5,000	5,000

The awards of restricted stock listed in column “A” above are subject to a time-based vesting requirement.  One-third of these awards vest on July 1, 2007, one-third of these awards vest on July 1, 2008 and one-third of these awards vest on July 1, 2009, so long as the recipient remains continuously employed by the Company through each such vesting date.

The shares of restricted stock listed in columns “B” and “C” above are subject to a different time-based vesting requirement and to the Company meeting certain financial performance targets, described below. One-third of these awards vest on July 1, 2008, one-third of these awards vest on July 1, 2009 and one-third of these awards vest on July 1, 2010, so long as the recipient remains continuously employed by the Company through each such vesting date.

The shares of restricted stock listed in columns “B” and “C” above are also subject to performance vesting requirements.  The performance requirement is based on the Company's earnings before interest and taxes (“EBIT”) for calendar year 2006 relative to an EBIT target established by the Compensation Committee.  If the Company achieves the EBIT target, then all of the restricted shares listed in column “B” above will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above.  To the extent the Company achieves in excess of the EBIT target, restricted shares listed in column “C” above (in addition to the restricted shares listed in column “B” above) will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above, based on a straight-line interpolation of the EBIT target established by the Compensation Committee in increments of 20% of such shares, up to the maximum amount listed in column “C.”

Any unvested shares of restricted stock shall terminate upon the cessation of a recipient’s employment with the Company.  In the event of a change in control of the Company (as defined in the restricted stock agreement evidencing the award):  (i) the shares of restricted stock listed in column “A” above shall become fully vested immediately prior to the effective date of such change in control; (ii) on or prior to December 31, 2006, all shares of restricted stock listed in columns “B” and “C” above shall terminate; and (iii) on or after January 1, 2007, to the extent the EBIT target has been achieved or exceeded, the applicable number of shares of restricted stock listed in columns “B” and “C” above, to the extent not already vested, shall become fully vested immediately prior to the effective date of such change in control.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information provided in response to Item 5.02 is incorporated by reference herein.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 8, 2006,  Peter R. Worrell resigned from the Board of Directors of the Company. On June 9, 2006, the Company informed Nasdaq that, as a result of Mr. Worrell’s resignation, the Company does not currently satisfy the requirements of Nasdaq Marketplace Rule 4350(c), which requires that the Board of Directors of the Company be comprised of a majority of independent directors (as defined by Nasdaq Marketplace Rule 4200(a)(15)). The Company is currently commencing a search to replace Mr. Worrell with another independent director.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2006	UFP TECHNOLOGIES, INC.

	By	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial Officer and Vice President